SUPPLEMENT TO CONTRACT OF PURCHASE AND SALE AND OTHER SETTLEMENTS

By this present private supplement, the parts, on one side:

•
UNIVEN PETROQUIMICA LTDA., with its headquarters located at Rua Mediterraneo, 290, conjunto 01, Terreo, Jardim do Mar, Sao Bernardo do Campo, SP., CEP 09750-420, registered with CNPJ under number 67.276.923/0001-41, which has its articles filed at JUCESP under number 35.210.588.453, session of July 19, 2002 and last amendments filed under number 216.262/06-9, on September 6, 2006, represented in this contract by its main partner VIBRAPAR PARTICIPACOES LTDA., shareholding company with limited responsibility, located in the City of Sao Paulo, Alameda Vicente Pinzon, 173, 13th floor, Vila Olimpia, CEP 04547-130, registered at JUCESP under number 35216695618, in session of Dec. 28, 2000, registered with CNPJ under number 04.211.528/0001-60, represented in this contract by its administrators, Alexandre Argoud Malavazzi, Brazilian, businessman, married under partial common property, born in Sao Paulo, Identification number RG 19.936.431-X-SSP/SP, CPF no. 132.367.878-64, address and residence at Rua Marcus Pereira, 37, apt. 81, Morumbi, Sao Paulo, SP, and Joao Deguirmendjlan, Brazilian, businessman, married under total common property, born in Sao Paulo, Identification no. RG 5.301.096 SSP/SP, CPF no. 529.470.258-49, address and residence at Rua Realengo, 133, apt. 211, Pinheiros, Sao Paulo, SP, being that UNIVEN has 84% of the Capital Stock of ‘Destilaria Simoes’ (described below).

•
Mr. Werner Jose Brancaglion Rottgering, Brazilian, married under partial common property, businessman, Identification number RG 19.164.818-8 SSP/SP, CPF/MF no. 148.076.058-79, address and residence at Rua Leonardo Mota, no. 66, apt. 51, Butanta, Sao Paulo, SP, from here on named ‘WERNER’; holder of 4% of stock shares of the “Destilaria de Alcool Simoes Ltda.”

•
Mrs. Eunice Granato Quecine, Brazilian, widow, tradeswoman, Identification number RG 5.432.844 SSP/SP, CPF/MF no. 139.451.688-64, address and residence at Rua Voluntarios de Piracicaba, no. 737, apt. 71, Centro, Piracicaba, SP, from here on named ‘EUNICE’; holder of 4% of stock shares of the “Destilaria de Alcool Simoes Ltda.”

•
Mrs. Luciana Simões de Almeida Kfouri, Brazilian, married under partial common property, dental surgeon, Identification number RG n° 17.081.635 SSP/SP, CPF/MF n° 099.325.948-06, address and residence at Rua Manoel de Azevedo, n° 95, Recanto dos Pinheiros, Matão-SP, from here on named “LUCIANA”; holder of 0,8% of stock shares of the “Destilaria de Álcool Simões Ltda.”

•
Mr. Jairo Simões de Almeida, Brazilian, married under partial common property, businessman, Identification no. RG 10.704.980 SSP/SP, CPF/MF no. 026.981.488-45, address and residence at Rua Professor Joaquim Teixeira, no. 355, Cecap, Tatuí-SP, from here on named “JAIRO”; holder of 3,6% of stock shares of the “Destilaria Simões.”

•
Mr. Fábio Simões de Almeida, Brazilian, judicially separated, businessman, Identification no. RG 11.737.287 SSP/SP, CPF/MF no. 026.981.498-17, address and residence at Rua Juvenal de Campos, no. 908, Tatuí-SP, Butantã, São Paulo-SP, from here on named “FÁBIO”; holder of 3,6% of the stock share of the “Destilaria Simões.”

(UNIVEN, WERNER, EUNICE, LUCIANA, JAIRO and FÁBIO from here on named together, as SHAREHOLDERS, and, separately, COMPANY SHAREHOLDER):

• DESTILARIA DE ÁLCOOL SIMÕES LTDA., limited partnership, with its headquarters at Bairro Congonhal, s/n, Tatuí-SP, CEP: 18270-000, with its articles of constitution filed at the ‘Junta Comercial do Estado de São Paulo’ under no. NIRE 35.208.107.761, registered in CNPJ under no. 59.243.733/0001-08, from here on named “SIMÕES”, this company, in this Contract, intermediates as consentor of the present transaction for all its SHAREHOLDER partners qualified above, in the case of option on the acquisition only of their assets, as agreed below;

• VIBRAPAR PARTICIPAÇÕES LTDA., qualified above, which at this time comes as guarantor, as agreed below;

• Mrs. CECÍLIA SANSIGOLO SIMÕES DE ALMEIDA, Brazilian, widow, housewife, Identification no. RG 2.615.251 SSP/PI, Tatuí, São Paulo, CPF no. 110.344.728-95, address and residence at Rua Treze de Fevereiro, no. 577, Tatuí, São Paulo; (Together with LUCIANA, JAIRO AND FÁBIO are owners of two glebes of land which added have an area of 11 ‘alqueires’ (Brazilian land measurement, 24,200m2 (paulista) = 1 alqueire), where the “Destilaria Simões” is located, from here on named OWNERS OF THE LAND).

(OWNER OF THE LAND, THE SHAREHOLDERS named together, SELLERS and separately SELLER)

and, on the other side,

• COMANCHE DO BRASIL PARTICIPAÇÕES LTDA., limited partnership company, with its headquarters in the Capital of the State of São Paulo, at Alameda Campinas, 463, 7th floor, registered in CNPJ under no. 07.751.535/0001-43, in this contract represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, business administrator, Identification no. RG 5.233.932 SSP/SP, CPF/MF no. 579.584.918-91, address and residence in the Capital of São Paulo, with office at Rua Funchal, 375, 8th floor, from here on named PURCHASER; (SELLERS AND PURCHASER named together, as Parties and, individually as Party), resolve in agreement through this contract to change the clause denominated section nine - on the stated period and period of notice, having the following text:

SESSION NINE
STATED PERIOD AND PERIOD OF NOTICE

9.1.
This Contract will be valid beginning on Dec. 27, 2006 and will continue to be valid and in effect until the date when one of the following events first occurs (“Stated Period of Duration”): (i) the accomplishment of the hereforseen operation on the closing date or (ii) the non accomplishment in a satisfactory way, at the discretion of the PURCHASER, of the Closing Conditions until the date of March 30, 2007, by simple notice to the addresses declared in clause 12.5.

9.2.	The SELLER PARTS compromise to give their best efforts for all the Closing Conditions to be executed in the shortest practical time.

This Supplement will be an integrating and complementary part of the contract of purchase and sale, agreed upon, the other clauses continuing to be valid, having all the effects of law.

And, being agreed upon and contracted, the parts sign this Contract, in the presence of 02 (two) witnesses who witnessed all of this and agreed with it.

São Paulo, February 12, 2007.

FOR THE “DESTILARIA DE ÁLCOOL SIMÕES LTDA.”
AND AS SHAREHOLDERS INDIVIDUALLY

UNIVEN PETROQUÍMICA LTDA	UNIVEN PETROQUÍMICA LTDA

/s/Alexandre Argoud Malavazzi	/s/João Deguirmendjian
ALEXANDRE ARGOUD MALAVAZZI	JOÃO DEGUIRMENDJIAN

/s/Werner José Brancaglion Bottgering	/s/Eunice Granato Quecine
WERNER JOSÉ BRANCAGLION BOTTGERING	EUNICE GRANATO QUECINE

/s/ Luciana Simões Almeida Kfouri	/s/ Jairo Simões E Almeida
LUCIANA SIMÕES ALMEIDA KFOURI	JAIRO SIMÕES E ALMEIDA

/s/Fábio Simões De Almeida
FÁBIO SIMÕES DE ALMEIDA

SUPPLEMENT TO CONTRACT OF PURCHASE AND SALE AND OTHER SETTLEMENTS officiated between Univen Petroquímica Ltda., Werner José Brancaglion Rottgering, Eunice Granato Quecine, Luciana Simões de Almeida Kfouri, Jairo Simões de Almeida, Fábio Simões de Almeida, Destilaria de Álcool Simões Ltda., Cecília Sansiogolo Simões de Almeida and Comanche do Brasil Participações Ltda., on December 27, 2007.

FOR THE GUARANTOR VIBRAPAR ADM E
PART LTDA.

/s/Alexandre Argoud Malavazzi	/s/João Deguirmendjian
ALEXANDRE ARGOUD MALAVAZZI	JOÃO DEGUIRMENDJIAN

FOR THE LAND OWNER

/s/Cecília Sansigolo Simões De AlmeidaKfouri	/s/Fábio Simões De Almeida
CECÍLIA SANSIGOLO SIMÕES DE ALMEIDA KFOURI	FÁBIO SIMÕES DE ALMEIDA

FOR THE PURCHASER

COMANCHE DO BRASIL PARTICIPAÇÕES LTDA

Witnesses:
For: IVO TOLESANO JUNIOR

1.	2.
Name: RG:	Name: RG